Table of Contents
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                                        i


GENERAL INFORMATION FOR STOCKHOLDERS.................................2
    Annual Meeting...................................................2
    Proxy Solicitation...............................................2
    Voting Policy and Procedure......................................2
    Voting Tabulation and Results....................................3
    What is a Broker Non-Vote?.......................................3
    What Vote is Required for a Proposal to Pass.....................4
    Outstanding Shares on the Record Date............................4
    How to be Admitted to the Meeting................................4

ITEM 1 -- ELECTION OF DIRECTORS......................................5
    General Information..............................................5

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD.......................7
    Meetings of the Board of Directors...............................7
    Compensation of Directors........................................7
    Committees of the Board of Directors.............................7
    Code of Conduct and Code of Ethics...............................8

EXECUTIVE OFFICERS OF b-FAST.........................................8

EXECUTIVE COMPENSATION...............................................9

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION.........10

COMPENSATION PURSUANT TO PLANS......................................10

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS........................11

SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS......................12

1999 ANNUAL MEETING.................................................13

CERTAIN TRANSACTIONS WITH MANAGEMENT................................14
    Section 16(a) Beneficial Ownership Reporting Compliance.........14
    Related Transactions............................................14

ITEM 2 - APPOINTMENT OF INDEPENDENT AUDITOR.........................16

ITEM 3 - STOCKHOLDER RATIFICATION OF BOARD ACTION...................17

FINANCIAL DISCLOSURE................................................24

OTHER BUSINESS......................................................24

MISCELLANEOUS INFORMATION...........................................24
    Stockholder Proposals...........................................24
    Expense of Solicitation of Proxies..............................24
    Communication with the Board....................................25
    Householding of Proxy Materials.................................25
    Form 10-KSB Exhibits............................................26
b-Fast

Corp.

Notice of 2006 Annual
Meeting of Stockholders
and Proxy Statement
                                  b-Fast Corp.
                            660 Newtown-Yardley Road
                           Newtown, Pennsylvania 18940


                                                               September 6, 2006

To All Stockholders of b-Fast Corp.:

         It is my pleasure to invite you to the Annual Meeting of Stockholders ("Meeting") which will be held on Tuesday, September 26, 2006. We will meet at the Crowne Plaza, Harrisburg, Pennsylvania, at 9 a.m. Your continuing interest in b-Fast's business is appreciated, and I encourage you to attend the Meeting.

         The annual election of directors will take place at the Meeting. Personal information about each nominee for the Board of Directors, as well as information about the functions of the Board, is contained in the proxy statement.

         You are also being asked to ratify the appointment of WithumSmith+Brown, P.C. as our independent auditor to serve for the year ending September 30, 2006.

         Finally, you are being asked to ratify the sale of our fixed base operation at the Harrisburg International Airport, together with the actions of the officers of our company in negotiating and consummating the sale.

         Your vote is important. Even if you plan to attend the Meeting, please mark, sign, date and return the enclosed proxy so that your shares will be represented at the Meeting. A postage prepaid, self-addressed return envelope is enclosed for your convenience in returning the proxy.

                                                                   PAUL R. SLACK
                                                                       Secretary


Doors open at 8:30 a.m.

                                  b-Fast Corp.
                            660 Newtown-Yardley Road
                           Newtown, Pennsylvania 18940

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

      The Annual Meeting of Stockholders ("Meeting") of b-Fast Corp. ("b-Fast") will be held at the Crowne Plaza, 23 South Second Street, Harrisburg, Pennsylvania on Tuesday, September 26, 2006, at 9 a.m. for the following purposes:

(1) to elect four directors to serve for terms of one year or until their successors have been elected and qualified;

(2) to ratify the appointment of WithumSmith+Brown, P.C. as the independent auditor for b-Fast for the year ending September 30, 2006;

(3) to ratify the sale of the fixed base operation at the Harrisburg International Airport, together with the actions of the officers in negotiating and consummating such sale; and

(4)   to transact such other business as may properly come before the Meeting.

      Stockholders of record at the close of business on August 14, 2006 are entitled to receive notice of and to vote at the Meeting or any postponements or adjournments thereof.

      This Notice, the proxy statement and the enclosed form of proxy are sent to you by order of the Board of Directors.

                                                                   Paul R. Slack

                                                                       Secretary

Newtown, Pennsylvania
September 6, 2006

--------------------------------------------------------------------------------

Regardless of whether you plan to attend the Meeting, please complete and return the enclosed proxy card.

--------------------------------------------------------------------------------

PROXY STATEMENT

      The Board of Directors of b-Fast Corp. ("b-Fast") is furnishing this proxy statement in connection with its solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Tuesday, September 26, 2006, and any adjournments thereof (the "Meeting"). This proxy statement and the accompanying form of proxy are being mailed to stockholders on or after September 6, 2006.

GENERAL INFORMATION FOR STOCKHOLDERS

Annual Meeting

      The Meeting is the opportunity for stockholders to act upon the proposals described in this proxy statement. In addition, management will report on the performance of b-Fast and respond to questions from stockholders.

Proxy Solicitation

      b-Fast's Board of Directors (the "Board") solicits proxies in order to provide every stockholder with an opportunity to vote on all matters that properly come before the Meeting, regardless of whether the stockholder attends the Meeting. When you as a stockholder vote by properly signing, dating and returning the enclosed proxy, the persons named as proxies vote your shares in accordance with your directions. If you send no directions, the persons named as proxies will vote your shares in accordance with the Board's recommendation.

      b-Fast will bear the cost of soliciting proxies. Brokerage houses, nominees and other custodians and fiduciaries will send proxy material directly to their principals, and b-Fast will reimburse them for their expenses in doing so.

Voting Policy and Procedure

      Record Date. Holders of record of b-Fast Common Stock, no par value ("Common Stock") and Series A Cumulative Convertible Preferred Stock ("Series A Stock") on August 14, 2006 (the "Record Date") are entitled to notice of the Meeting and to vote at the Meeting the shares they held on that date. Each share of Common Stock is entitled to one vote on all matters to be presented at the

Meeting, except the election of two Designated Directors as described herein. The holders of the Series A Stock, voting separately as a class, are entitled to the exclusive right to elect the two Designated Directors.

         Voting. You can vote your shares by ballot at the Meeting or by proxy through U.S. Mail. To vote by proxy, please mark, sign and date the enclosed proxy card and return it in the postage paid envelope.

         You may revoke your proxy or submit a revised proxy at any time before it is voted at the Meeting. If you choose to vote by mail, however, your proxy must be revised or revoked by 5 p.m., Eastern Standard Time, on Monday, September 25, 2006. After that time, your vote may only be revised or revoked by submitting a ballot at the Meeting, which cancels any proxy previously voted.

Voting Tabulation and Results

      An inspector of election ("Inspector") will tabulate the votes cast at the Meeting. The Inspector will treat shares of Common Stock and Series A Stock represented by a properly executed proxy as present at the Meeting for the purpose of determining a quorum. The proxy will be counted for purposes of determining a quorum regardless of whether it is marked as casting a vote or abstaining. Likewise, the Inspector will treat shares of Common Stock and Series A Stock represented by "broker non-votes" as present for purposes of determining a quorum.

What is a Broker Non-Vote?

      If your b-Fast shares are held in a brokerage account, your broker is obligated to vote your shares as instructed by you. If you don't give voting instructions to your broker, your broker's ability to vote your shares depend on whether the item is "routine" or "non-routine."

      A broker "non-vote' occurs when the broker does not vote on a proposal because it is a non-routine item and the broker's customer has not provided voting instructions. These broker "non-votes" would not be considered in the calculation of the majority of the votes cast and therefore would have no effect on the vote with respect to a non-routine item.

Outstanding Shares on the Record Date

      As of the Record Date, excluding treasury shares, there were outstanding Seven Million, Nine Hundred Ninety-Eight Thousand, Fifty-Two (7,998,052) shares of Common Stock, and One Hundred Forty-Four Thousand, One Hundred Eighty-Five (144,185) shares of Series A Stock. We have Seventy-Two Thousand (72,000) shares of Common Stock in treasury. As of the Record Date, no shares of our Series B Convertible Preferred Stock were outstanding. Each share of Common Stock is entitled to one vote on all matters to be presented at the Meeting except the election of two Designated Directors as described herein. The holders of Series A Stock, voting separately as a class, are entitled to the exclusive right to elect the two directors to serve as Designated Directors. In all other respects, the Series A Stock is non-voting at the Meeting.

What Vote is Required for a Proposal to Pass

      The following vote thresholds assume that a quorum is present at the Meeting. Abstentions will not affect the results of the voting.

      With regard to Item 1, the Board nominees who receive the greatest number of the affirmative votes cast by holders of Common Stock, and with respect to the Designated Directors the Series A Stock, up to the number of directors to be elected, will be elected.

      With regard to Item 2, the proposal to ratify the selection of WithumSmith+Brown, P.C. as the independent auditor to serve for 2006, the proposal will be approved if a majority of the votes cast are voted in favor of it.

      With regard to Item 3, the proposal to ratify the sale of the fixed base operation at the Harrisburg International Airport, and the actions of our officers in negotiating and consummating such sale, the proposal will be approved if a majority of the votes cast are voted in favor of it.

How to be Admitted to the Meeting

      If you have a b-Fast stock certificate or if your ownership is listed on the books and records of the company (direct registration - no bank or broker), then your admission to the Meeting will require proof of a your identity with photo identification (drivers license or military

id). If you hold your b-Fast shares in an account at a bank or broker, your name will not appear on our shareholder list. In this case, in addition to one of the forms of photo identification described above, you will need to bring an account statement or a letter from your broker showing your b-Fast share holdings. Please show this documentation at the meeting registration desk to attend the Meeting.

      Everyone who attends the Meeting must abide by the rules for the conduct of the Meeting. These rules will be distributed at the Meeting.

ITEM 1 -- ELECTION OF DIRECTORS

General Information

      The business and affairs of our company are managed by or under the direction of its Board. Stockholders elect directors to serve for terms of one year and until their successors have been elected and qualified or until their earlier resignation, retirement or removal. Absent instructions to the contrary, the persons named in the accompanying form of proxy intend to vote the shares covered by proxies FOR the election of the director nominees named herein. Absent instructions to the contrary, if any nominee shall, prior to the Meeting, become unavailable for election as a director, the persons named in the accompanying form of proxy will vote for a substitute nominee, if the Board recommends one.

                            NUMBER AND QUALIFICATION

      Four directors are to be elected at the Meeting to serve terms of one year or until their successors are duly elected and qualified. Our Articles of Incorporation and Bylaws provide for not less than three (3) directors and not more than eleven (11) directors. The Board has nominated four, including the Designated Directors. Holders of Series A Stock will elect two directors in a separate election to serve in the Designated Director positions. A plurality of the votes cast, in person or by proxy, is required for election. Absent contrary instructions, shares represented by properly executed proxies in the accompanying form will be voted FOR the nominees named herein. Any stockholder who wishes to withhold authority from the proxy holders to vote for the election of directors or to withhold authority to vote for any additional individual nominee may do so by marking the proxy to that effect.

      All persons named herein as nominees for director have consented to serve and it is not contemplated that any nominee will be unable to serve as a director. If such event should occur, however, the proxies will be voted by the proxy holders for such other person or persons as may be selected by the present Board.

      The names of the Board's nominees and certain information about them are set forth on the following page. All nominees are presently serving as directors of b-Fast.

Nominees for Regular Directors:
                     NAME                        AGE             DIRECTOR SINCE
                     Bobby Ray Adkins            59                   1994
                     Richard W. Brant, M.D.      36                   2000


Nominees for Designated Directors:
                     NAME                        AGE             DIRECTOR SINCE
                     James R. Affleck, Jr.       65                   1998
                     Alice F. Buford             58                   1998


      Bobby R. Adkins was elected to the Board on May 20, 1994. He was appointed as Chief Operating Officer in November 1995. Mr. Adkins is the President and a board member of Transtech Holding Company, Inc. ("Transtech"), a Delaware holding company and the largest shareholder of our company. Mr. Adkins owns a thirty percent equity interest in Transtech. Mr. Adkins is the Airport Manager at New River Valley Airport, Dublin, Virginia. Mr. Adkins holds Associate degrees in Accounting, Business Administration, and Law Enforcement, and is a licensed commercial pilot and certified flight instructor. Transtech's owners are Mr. Adkins, Dr. Brant, Ms. Buford and Kathryn Brant. Kathryn Brant is the widow of R. Ted Brant, who was the former CEO and President of b-Fast, and the former President of Transtech.

      James R. Affleck, Jr. was appointed as director in August 1998 by the Board. He also serves as Assistant Secretary and Vice-President. Mr. Affleck's duties as an officer of b-Fast involve general oversight of cash management, insurance, human resources and benefit programs and investor relations.

      Alice F. Buford was elected as director on September 3, 1998 by the Board. Ms. Buford owns a ten percent equity interest in Transtech.

      Richard W. Brant, M.D. was appointed to the Board on July 11, 2000. Dr. Brant received both a Bachelor of Arts and Doctor of Medicine degree from West Virginia University. He is a partner and managing member of Brant Medical Services, LLC, a medical consulting firm. Dr. Brant is Secretary, Treasurer, a directors of, and owns a twenty percent equity interest in, Transtech.

              THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE
             ELECTION OF EACH OF THE BOARD'S NOMINEES FOR DIRECTOR.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

      The Board shall be comprised of two regular directors and two Designated Directors. Regular directors are elected by the holders of the Common Stock. Designated Directors are elected by the holders of the Series A Stock. The Board is currently composed of Messrs. Adkins, Affleck, Dr. Brant and Ms. Buford.

Meetings of the Board of Directors

      During the fiscal year ended September 30, 2005, b-Fast's records indicate the Board met, or acted by written consent, a total of three times. Each director attended more than 75% of the meetings of the Board held, and participated in 100% of the actions by written consent taken.

Compensation of Directors

      Directors receive compensation at an annual rate of $12,000, and are entitled to an additional fee of $500 per meeting. Fees totaling $53,000 were paid to directors for the fiscal year ended September 30, 2005.

Committees of the Board of Directors

      The Board has an Executive Committee, a Human Resources/Compensation Committee, and an Audit Committee.

      Executive Committee. The Executive Committee is authorized to act in the absence of the Chief Executive Officer. The Board has determined that while an individual serves as Chief Executive Officer the Executive Committee shall be inactive.

      Human Resources/Compensation Committee. The Human Resources/Compensation Committee advises the Board with respect to human resources and compensation matters, including compensation of officers and directors. The committee is comprised of Messrs. Adkins and Affleck. This committee did not meet during the fiscal year ended September 30, 2005.

      Audit Committee. The Audit Committee reviews b-Fast's financial statements, financial systems and internal audit controls, reviews the activities and fees of b-Fast's independent auditor, and performs such other activities in connection with our financial controls as may be directed by the Board. The committee is comprised of Ms. Buford and Mr. Adkins. The audit committee or members thereof communicate with the auditors at least once a quarter discussing any issues that may have come up during the reviews and audit. This committee met four times during the fiscal year ended September 30, 2005.

Code of Conduct and Code of Ethics

      We have not adopted a code of ethics that applies to our principal executive officer and principal accounting officer (controller) and persons performing similar functions.

      In light of the fact that our Chief Executive Officer acts as our principal executive officer and the relatively small number of persons employed by us, we did not previously adopt a formal written Code of Business Conduct and Ethics.

EXECUTIVE OFFICERS OF b-FAST

      The following information is provided for the current executive officers of b-Fast. The executive officers are appointed annually by the Board and serve at the discretion of the Board.

         Name                    Age      Office
         Bobby Ray Adkins        59       President and Chief Executive Officer;
                                          Director
                                       8

         Paul R. Slack           66       Treasurer; Secretary; Chief Accounting
                                          Officer; Controller

      Paul R. Slack was named Chief Accounting Officer and Controller by the Board in February 1991. Subsequently, Mr. Slack was named Assistant Secretary and Treasurer. On March 5, 1997, Mr. Slack was named Secretary of b-Fast. Mr. Slack received his B.S. degree in accounting from Rider College.

      For additional information regarding Messrs. Adkins and Affleck please refer to the "Election of Directors" section of this proxy statement.

EXECUTIVE COMPENSATION

      The following table sets forth information regarding the annual compensation for services in all capacities to b-Fast of the Chief Executive Officer for the fiscal year ended September 30, 2004 and the two previous fiscal years.

====================================== ========= =========================== ================= =======================
                                                                                Long-Term
                                                    Annual Compensation        Compensation
-------------------------------------- --------- -------------- ------------ ----------------- -----------------------
                                                                                  Awards             All Other
     Name and Principal Position         Year       Salary         Bonus       Options/SARS         Compensation
-------------------------------------- --------- -------------- ------------ ----------------- -----------------------
Bobby R. Adkins                          2005       100,509         -0-            -0-                  -0-
Chief Executive Officer; President;      2004       100,869         -0-            -0-                  -0-
Director                                 2003       100,485         -0-            -0-                  -0-
====================================== ========= ============== ============ ================= =======================


======================================================================================================================
                  OPTION/SAR EXERCISES AND YEAR-END VALUE TABLE
======================================================================================================================
               AGGREGATE OPTION/SAR EXERCISES IN THE LAST FISCAL YEAR FISCAL YEAR-END OPTION/SAR VALUE
------------------------------------- ----------------- ---------------- ---------------------- ----------------------
                                                                               Number of
                                                                              Securities             Value(1) of
                                                                              Underlying             Unexercised
                                                                              Unexercised           in-the-Money
                                                                             Options/SARs           Options/SARs
                                                                               at Fiscal              at Fiscal
                                           Shares                            Year-End (#)           Year-End ($)
                                        Acquired on          Value           Exercisable/           Exercisable/
                Name                    Exercise (#)     Realized ($)        Unexercisable          Unexercisable
------------------------------------- ----------------- ---------------- ---------------------- ----------------------
Bobby R. Adkins,
Chief Executive Officer; President
Director                                    -0-               -0-                 0/0                $0.00/$0.00
===================================== ================= ================ ====================== ======================

                                       9




COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      Messrs. Adkins and Affleck comprise the Human Resources/Compensation Committee ("Committee"). Neither Mr. Adkins nor Mr. Affleck received compensation from us by virtue of their positions as members of the Committee. Mr. Adkins is employed by b-Fast and received compensation in that capacity for the fiscal year ended September 30, 2005 in the amount of $100,509. Mr. Affleck also is employed by us, and received compensation in that capacity for the fiscal year ended September 30, 2005. No member of the Committee had any direct or indirect material interest in any transaction or proposed transaction to which we were a party, except that Mr. Adkins has a thirty percent equity interest in Transtech. See the sections of this statement entitled "Election of Directors", "1999 Annual Meeting" and "Related Transactions" for more information concerning Transtech.

COMPENSATION PURSUANT TO PLANS

      We have an Employees Tax Sheltered Retirement Plan meeting the requirements of Section 401(k) of the Internal Revenue Code (the "Plan"). All regular, full time employees with one or more years of service are eligible to participate in the Plan. The Plan provides for voluntary contributions by a participant of up to 15% of the participant's salary subject to the maximum amounts allowable from time to time by the Internal Revenue Service. Employees become eligible to participate in the Plan after one year of continuous service with us. We make a matching contribution of 25% of that portion of the participant's contribution which does not exceed two percent of the participant's salary. Our contribution to the Plan vests after an employee has participated in the Plan for one year. In general, subject to provisions permitting hardship withdrawals and certain loans, the vested amount in a participant's account may only be withdrawn after the participant reaches age 59 1/2, or upon the participant's death, termination of employment, disability or retirement. Contributions to the Plan for the fiscal year ended September 30, 2005 were immaterial.

      We have also provided for the payment of two types of bonuses to selected employees. First, we have established an incentive plan for operating managers, including department managers, general managers, and vice presidents. Under this plan, each operating manager is eligible to earn incentive payments based on achievement of certain operating and revenue targets established at the beginning of the fiscal year. Second, the Board may authorize additional bonuses for certain executive and selected staff employees based on achievement of specified objectives established at the beginning of the fiscal year.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS

      The following tables set forth, as of the Record Date, information with respect to stock ownership in our company by each person known by us to be the beneficial owner of more than five percent of the outstanding Common Stock or Series A Stock.

====================================================== ================= ============== ================ =============
                  Name and Address                        Amount and        Percent       Amount and       Percent
                                                          Nature of                        Nature of
                                                          Beneficial       of Class      Ownership of    of Class of
                                                         Ownership of      of Common       Series A        Series A
               of Beneficial Owner(1)                    Common Stock        Stock         Stock(2)         Stock
====================================================== ================= ============== ================ =============

Transtech Holding Company, Inc.                           4,446,065         50.89%          103,540         71.8%
1331 Twelfth Avenue, Suite-109
Altoona, PA  16601
John F. Bricker (deceased)                                 401,038           5.0%             -0-            -0-
826 Union Street, Suite 300
New Orleans, LA  70112
Alinco S.A.                                               327,990(3)         4.1%             -0-            -0-
c/o Faust, Rabbach  & Stanger
488 Madison Avenue
New York, NY 10022
Cesamar, S.A.                                             327,990(3)         4.1%             -0-            -0-
c/o Faust, Rabbach  & Stanger
488 Madison Avenue
New York, NY 10022
Project Bond Limited                                      327,990(3)         4.1%             -0-            -0-
c/o Faust, Rabbach  & Stanger
488 Madison Avenue
New York, NY 10022
---------------


(1) Except as otherwise noted, the stockholders listed exercise sole voting and investment power, subject to community property laws where applicable. Information with respect to beneficial ownership is based upon information furnished by each stockholder.

(2) On or about June 30, 1988, the holders of Series A Stock became entitled (pursuant to the Articles of Incorporation of b-Fast), voting separately as a class, to elect two directors, to serve on the Board in designated positions as a result of b-Fast's failure to pay six quarterly dividends on the Series A Stock. Under the Articles of Incorporation, the holders of Series A Stock cannot vote their holdings of Common Stock for the election of b-Fast's regular directors while entitled to elect directors to serve in the designated positions.

(3) Alinco S.A., Cesamar, S.A., and Project Bond Limited consider themselves a "group" within the meaning of SEC Rule 13d.

      The following table sets forth, as of the Record Date, information with respect to ownership of Common Stock and Series A Stock by (i) each director and director-nominee of our company, and (ii) all officers and directors of b-Fast as a group. This information was furnished to us by our officers and directors or is based upon public SEC filings.

                  SECURITY OWNERSHIP OF MANAGEMENT AND DIRECTORS

=========================================== ================== =================== =================== ===============
                                               Amount and                              Amount and
                                                Nature of           Percent            Nature of          Percent
                                               Beneficial           of Class          Ownership of      of Class of
                                              Ownership of         of Common            Series A          Series A
       Name of Beneficial Owner (1)           Common Stock           Stock               Stock             Stock
=========================================== ================== =================== =================== ===============
Bobby Ray Adkins                               60,968 (2)              *                 -0-(3)             -0-
Richard W. Brant                                 600(4)                *                 -0-(5)             -0-
James R. Affleck, Jr.                            -0-(6)               -0-                -0-(7)             -0-
Alice F. Buford                                  -0-(8)               -0-                -0-(9)             -0-
Paul R. Slack                                      -0-                -0-                 -0-               -0-
All Officers and Directors as a group          55,600(10)              *                  -0-               -0-
(includes 5 persons)
*Denotes ownership of less than one percent (1%) of the indicated class.
-------------------

(1) Except as otherwise noted, the stockholders listed exercise sole voting and investment power, subject to community property laws where applicable. With respect to each person or group, the number of shares and percentages are calculated based on the number of shares outstanding plus shares that such person or group may acquire within 60 days upon the exercise of stock options.

(2) Does not include 3,407,693 shares of Common Stock (which includes 375,788 shares of Common Stock issuable on conversion of 93,937 shares of Series A Stock) owned by Transtech, in which Mr. Adkins owns a thirty percent equity interest. Mr. Adkins disclaims the beneficial ownership of these shares.

(3) Does not include 93,937 shares of Series A Stock owned by Transtech, in which Mr. Adkins owns a thirty percent equity interest. Mr. Adkins disclaims the beneficial ownership of these shares.

(4) Does not include 3,407,693 shares of Common Stock (which includes 375,788 shares of Common Stock issuable on conversion of 93,937 shares of Series A Stock) owned by Transtech, in which Dr. Brant owns a twenty percent equity interest. Dr. Brant disclaims the beneficial ownership of these shares.

(5) Does not include 93,937 shares of Series A Stock owned by Transtech, in which Dr. Brant owns a twenty percent equity interest. Dr. Brant disclaims the beneficial ownership of these shares.

(6) Does not include 8,000 shares of Common Stock (which includes 4,000 shares of Common Stock issuable upon conversion of 500 shares of Series A Stock) owned by Mr. Affleck's spouse. Mr. Affleck disclaims the beneficial ownership of these shares.

(7) Does not include 500 shares of Series A Stock owned by Mr. Affleck's spouse. Mr. Affleck disclaims the beneficial ownership of these shares.

(8) Does not include 3,407,693 shares of Common Stock (which includes 375,788 shares of Common Stock issuable on conversion of 93,937 shares of Series A Stock) owned by Transtech, in which Ms. Buford owns a ten percent equity interest. Ms. Buford disclaims the beneficial ownership of these shares.

(9) Does not include 93,937 shares of Series A Stock owned by Transtech, in which Ms. Buford owns a ten percent equity interest. Ms. Buford disclaims the beneficial ownership of these shares.

(10) Does not include 3,031,905 shares of Common Stock owned of record by Transtech or 375,788 shares of Common Stock issuable to Transtech on conversion of 93,947 shares of Series A Stock. Does not include 4,000 shares of Common Stock owned of record and 4,000 shares of Common Stock issuable on conversion of 500 shares of Series A Stock owned of record by the spouse of Mr. Affleck.

1999 ANNUAL MEETING

      An annual meeting of stockholders was held on September 23, 1999 in Harrisburg, Pennsylvania for the following purposes: to elect directors; to ratify the amendment to the Articles of Incorporation to increase the authorized Common Stock from 15 million to 60 million shares; to ratify the exchange of all of the issued and outstanding Series A Stock into Common Stock at a rate of eight shares of Common Stock for each share of Series A Stock for every holder other than Transtech, and four shares of Common Stock for each share of Series A Stock held by Transtech; to ratify the issuance of 12,507,000 shares of common stock, in consideration of the forgiveness by Transtech of $6,253,500 of indebtedness owed to Transtech by b-Fast; and to ratify the change in our name from Aero Services International, Inc. to b-Fast Corp.

      The recommended directors and designated directors were elected at that meeting. The amendment to the Articles of Incorporation was approved with 4,390,545 yes votes. The exchange of the Series A Stock into Common Stock was approved by both the Common Stock and Series A Stock stockholders (the "Exchange"), with the votes cast in favor of the amendment as follows:

       Common Stock stockholders                   -        4,400,000

       Series A Stock stockholders                 -          103,840

      The issuance of 12,507,000 shares of Common Stock in consideration of the forgiveness by Transtech of certain indebtedness (the "Forgiveness") owed to it by b-Fast (collectively, the Forgiveness and the Exchange shall be referred to herein as the "Proposals") also was approved. b-Fast does not currently have sufficient registered Common Stock to effect the Proposals. On August 18, 2003 we became current with our reporting obligations under the Securities Exchange Act of 1934, as amended. Prior to this happening, we were unable to implement the Proposals. The Board is considering what steps, if any, it will take with respect to the Proposals.

CERTAIN TRANSACTIONS WITH MANAGEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of its Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than 10% stockholders are required by the SEC to furnish us with copies of all Section 16(a) forms they file.

      Based solely on our review of records of the transfer agent, we believe that all of our officers, directors and greater than 10% stockholders have complied with all the filing requirements.

Related Transactions

      For the fiscal year ended September 30, 2005, there have been no transactions between b-Fast and any executive officer, director, five percent beneficial owner of Common Stock or Series A Stock, or member of the immediate family of the foregoing persons in which one of the foregoing persons had an interest of more than $60,000 except for the following:

      In May 1994 Triton Energy Corporation sold the majority of its equity in b-Fast to Transtech. At September 30, 2004, Transtech owned 50.9% of our Common Stock and 71.8% of the Series A Stock. We are also indebted to Transtech in the amount of $14,866,900 at September 30, 2005, in the form of notes that Transtech purchased from Triton at the time of stock purchase. During the year ended September 30, 2005, we made no payments on these loans, and $1,004,000 of interest expense was recorded against these loans of which none was paid. During the year ended September 30, 2004, we made payments of $16,000 on these loans, and $772,000 of interest expense was recorded against these loans of which none was paid. At September 30, 2005, the balance sheet includes $10,045,000 of accrued interest due to Transtech. On November 7, 2003, b-Fast entered into a Note Modification Agreement with Transtech whereby Transtech has agreed to extend the repayment terms on the principal and all accrued but unpaid interest thereon until March 20, 2005, and has not been further extended. As a result, the principal and accrued interest on these notes were classified as short-term obligations at September 30, 2005.

      Maurice Lawruk, a former director, his spouse and Kathryn Brant guaranteed repayment of our debt obligation to Avfuel Corporation, b-Fast's fuel supplier. The amount of the obligation was $9,000 at September 30, 2005.

      During fiscal year 1998, the Board approved a $500,000 line-of-credit, later increased to $1,500,000 in March 1999, and to $1,800,000 in May 1999, for Brant Motorsports Inc. ("Inc."), whose principal was R. Ted Brant. The interest rate on the line of credit is prime less 1%. Inc. is pursuing an opportunity to potentially develop a NASCAR racetrack, exhibition site and sales facility (the "Project"). Inc. had an exclusive option to develop the Project near the Pittsburgh International Airport. This option expired on December 31, 2001. Inc. is also evaluating other locations including but not limited to Youngstown, Ohio in which to potentially develop the Project. Retroactive to January 2000, Inc. transferred all of its assets, liabilities and rights relating to the Project to Brant Motorsports, LLC ("LLC") under an assignment agreement dated October 2001. b-Fast acquired a 50% non-voting ownership interest in LLC in June 1999. T. Brant held a 50% voting interest. Given the significant losses incurred and the financial condition of Inc. management had determined that all amounts due from Inc. under the line of credit, for interest and additional advances were not collectible. As a result, we charged administration costs of $1,911,000 during fiscal year 1999. In fiscal 2001 and 2000, we made additional advances of $111,000 and $127,000, respectively in connection with the Project. Given the continued losses and the financial condition of Inc. management has determined that the additional advances are not collectible. As a result, b-Fast charged administration costs for $111,000 and $127, 000 respectively, during fiscal years 2001 and 2000. However, in recent years, the project of getting a racetrack built by LLC has continued to move forward slowly and we advanced additional amounts to pay for consulting services on behalf of LLC. These advances were also reserved, and the reserved amounts total $2,378,000 at September 30, 2005.

      As of September 30, 2005, we have a payable to RTB/AS in the amount of $132,000 included on the balance sheet as accrued expenses - other.

      RTB/AS recorded $181,000 of interest income in fiscal 2005 related to a note receivable from Kathryn Brant. The balance of the note receivable as of September 30, 2005 was $3,257,000.

      RTB/AS recorded $48,000 of interest income in fiscal 2005 related to a note receivable from Transtech. The balance of the note receivable as of September 30, 2005 was $1,134,000.

      By unanimous consent of the Board, we are paying the widow of a former company officer salary and health insurance through December 31, 2006. The cost from October 2005 until December 2006 is approximately $11,000.

      See Note B to our consolidated financial statements attached to this proxy
- Significant Transactions and Note G to these same statements - Financing Arrangements for additional related party transactions.

      For the year ended September 30, 2005 RTB/AS paid management fees to Mr. Adkins in the amount of $8,250.

ITEM 2 - APPOINTMENT OF INDEPENDENT AUDITOR

      WithumSmith+Brown, P.C. audited our financial statements for the fiscal year ended September 30, 2005 and the Board, upon the recommendation of its Audit Committee, has selected WithumSmith+Brown, P.C. as the independent auditor to examine the financial statements and to perform the audit for the year ending September 30, 2006, such appointment to continue at the pleasure of the Board. While stockholder ratification of the selection of WithumSmith+Brown as our independent auditor is not required by our bylaws or otherwise, we believe it to be a matter of good corporate practice to do so. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether to retain WithumSmith+Brown.

      Absent contrary instructions, shares represented by properly executed proxies in the accompanying form will be voted FOR the ratification of WithumSmith+Brown, P.C. as the independent auditor for b-Fast. If the stockholders do not approve this selection, the Board and the Audit Committee will consider other independent auditors.

                 THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION
              OF THE APPOINTMENT OF WITHUMSMITH+BROWN, P.C. AS THE
                        INDEPENDENT AUDITOR FOR b-FAST.

      Representatives of WithumSmith+Brown, P.C. are expected neither to be present at the annual meeting nor to be available to respond to stockholders questions at the Meeting. Should representatives of WithumSmith+Brown, P.C. attend the Meeting, they will have the opportunity to make a statement.

      The fees for professional services paid by us to our independent auditors, WithumSmith+Brown, P.C., for the years ended September 30, 2005 and 2004 are as follows:

                                   2005                  2004
                                   ----                  ----
Audit fees                        $61,240               $53,000
Tax fees                            5,500                 5,500
All other fees                          -                     -
                                  -------               -------
Totals                            $66,740               $58,500
                                  =======               =======

Audit Fees

      Audit fees consist of fees relative to the audit of the Company's year-end financial statements and review of the Company's quarterly reports on Form 10-QSB.

Tax Fees

      Tax fees consist of fees paid for the preparation of the Company's consolidated United States federal and state tax returns for the fiscal year of 2004 and fiscal year of 2003.

Audit Committee Pre-Approval Policy

      It is the policy of the Company's audit committee to approve all engagements of the Company's independent auditor to render audit or non-audit services prior to the initiation of such services.

ITEM 3 - STOCKHOLDER RATIFICATION OF BOARD ACTION

      Background. We have historically been a supplier of ground support services for general aviation aircraft. These services are provided through facilities known as Fixed Base Operations (each, an "FBO"). In May 1994, following the acquisition by Transtech, an affiliated entity of certain of our officers and directors, of our Common Stock, Series A Stock, and debt then held by Triton, the new Board of Directors of our company determined that we needed to improve cash flow and reduce expenses. Between 1994 and 2000, our Board of Directors decided to liquidate many of our existing FBOs and on a more limited basis, acquired some new FBOs. On July 25, 2006 we sold our last remaining FBO, located at 517 Airport Drive in the Harrisburg International Airport, Middletown, Pennsylvania to Avflight Harrisburg Corporation ("Avflight"). Avfuel, a company affiliated with Avflight, has been a supplier of aviation fuel to us at the Harrisburg FBO for the past several years.

      Summary of the Transaction. The material terms of the transaction were that we would:

            o transfer ownership of the Harrisburg FBO to Avflight for a base price of $525,000, and

            o Avflight would pay us an amount of money representing our direct costs of inventory, offset by amounts owed to suppliers, including Avfuel; and

            o Avflight would, subject to certain conditions, pay us a deferred amount of $485,000 to be paid over in 20 quarterly installments; and finally

            o that Avflight would pay us the additional amount of $1,600,000 but only if certain conditions were met by us on or before July 25, 2007.

      As additional consideration for Avflight to pay us the amounts listed above, both we and Mr. Adkins, our Chief Executive Officer, entered into non-competition agreements with Avflight. The non-competition agreement that we entered into provides that we will not, and that we will use "commercially reasonable" efforts to ensure that none of our present and former employees will not disclose any confidential information to any third party, such as, but not limited to, customer lists or customer requirements for aviation fuel or services, and that neither we nor any current or former employee will engage in the FBO business for a period of five years which is located within a 50 mile radius of the Harrisburg International Airport. The terms of Mr. Adkins non-competition agreement were identical to the one which we entered into, provided though that his agreement only restricted his activities and not us or our current or former employees.

         Board Review. The Board agreed to the sale of the Harrisburg FBO to Avflight as part of an effort to raise cash and reduce expenses. Management of our company believed that the offer from Avflight was reasonable in light of the other potential buyers of FBOs and in particular those which had an interest in operating at the Harrisburg International Airport. Management determined the sale price for the Harrisburg FBO through a series of negotiations with Avflight. The Board thereafter evaluated the terms of the offer from Avflight in light of historical offers for the Harrisburg FBO, and considered multiple factors including, but not limited to the financial difficulty of the airline industry, the volatility of fuel prices, and the impending termination of our leasehold at the Harrisburg International Airport in May 2007 when determining whether to accept the Avflight offer. The Board believed the offer from Avflight was reasonable and fair.

      Our Operations at Harrisburg. We provided fueling, deicing, storage, and aircraft tie-down services to commercial airlines at the Harrisburg FBO. We employed 19 people there on a full time basis, and two people worked part time. We considered a full time employee to be someone who worked a 40-hour work week. A five year comparison of selected financial data regarding our company and in particular the Harrisburg FBO is set out in the table below. All dollar amounts, excepting share and per share values are set out in thousands rounded to the nearest dollar, and each year listed presents financial data filed with the SEC and based on our fiscal year, which ends on September 30.

============================= ============ ============= ============= ============== ============= =============
                                Through
                               6/30/2000       2005          2004          2003           2002          2001
============================= ============ ============= ============= ============== ============= =============

Total Sales                     3,533         4,525         4,119          3,691         2,806         2,711

Harrisburg Sales (1)            3,406         4,285         3,966          3,691         2,766         2,424

Equity in Unconsolidated
Subsidiary (2)                    225           238           159            243           237         - 0 -

Total Expenses                  4,744         5,882         5,233          5,060         5,524         5,427

Harrisburg Expenses (3)         2,955         3,620         3,304          3,229         2,552         2,417

Total Net Loss                   (986)       (1,119)         (955)        (1,126)       (2,481)       (2,716)

Harrisburg Net Income             451           665           662            462           214             7

Loss Per Share                  (0.12)        (0.16)        (0.14)         (0.16)        (0.33)        (0.34)

                                       19

Total Assets (4)                6,576         7,456         7,533          8,507         8,960        11,284

Long Term Debt and Series A
Stock (5)                       4,644         5,353         5,336          5,362        27,870        26,937

---------------

(1)    These amounts are included in Total Sales.

(2) Represents our share of the income from RTB/AS, LLC, an unconsolidated subsidiary. More information on RTB/AS can be found in our Form 10-KSB for the period ending September 30, 2005, which is attached hereto.

(3)    These amounts are included in Total Expenses.

(4) At July 31, 2006, after the sale of the Harrisburg FBO, total assets were $8,529. The net book value of the assets sold was $168, substantially less than the $525 cash received and the additional receivable of $2,080.

(5)    In 2003, $21,478 due Transtech was reclassified as short term debt.

      Our audited annual financial statements for the period ending September 30, 2005 are attached to this proxy statement and sets out additional information concerning the operations and results of operations for the Harrisburg FBO. The financial data presented above is drawn from historical financial data that has been filed with the SEC. The full text of our Forms 10-KSB and Forms 10-QSB, together with any amendments thereto for the fiscal years ended September 30, 2001-2005 and the quarters ended December 31, 2005 and March 31 and June 30, 2006 are incorporated herein by reference, and available from us to you upon request and prepayment of copying charges. If you are interested in reviewing this historical financial information, please contact us at our headquarters as listed on the last page of this proxy statement. We strongly encourage stockholders to review this information as they consider this Item, and each Item that is to be acted upon at the Meeting.

      Pro Forma Financial Information. In the charts that follows, we present financial information for the year ended September 30, 2005, and thereafter the nine months ended June 30, 2006 that shows how our performance during these periods would have been effected had the

Harrisburg FBO been sold as of the fiscal year ending September 30, 2004. All dollar amounts, excepting share and per share values are set out in thousands rounded to the nearest dollar. These charts should be read in conjunction with the historical information presented above and the Form 10-KSB for the period ending September 30, 2005 attached hereto.

                                    Pro Forma Statement of Operations Excluding Harrisburg
                                         For the year Ending September 30, 2005

                                         CONSOLIDATED    HARRISBURG    PRO FORMA

NET SALES                                $     4,526    $     4,285   $       241
                                         -----------    -----------   -----------

COSTS AND EXPENSES

   Cost of sales                               1,960          1,837           123
   Departmental costs                          2,201          1,660           541
   Administrative costs                          530            122           408
                                         -----------    -----------   -----------

                                               4,691          3,619         1,072
                                         -----------    -----------   -----------

INCOME (LOSS)  FROM OPERATIONS                  (165)           666          (831)
   Equity in income of
        unconsolidated entity                    238             --           238
   Interest expense - parent                  (1,004)            --        (1,004)
   Interest expense - other                     (223)            --          (223)
   Other income (expense), net                    35             --            35


NET INCOME (LOSS)                             (1,119)           666        (1,785)

Preferred dividends                             (138)            --          (138)

Net income (loss) applicable to
     common  shareholders                $    (1,257)   $       666   $    (1,923)
                                         ===========    ===========   ===========
Net income (loss) per share
    applicable to common shareholders:
   Basic and Dilutive                    $     (0.16)   $      0.08   $     (0.24)
                                         ===========    ===========   ===========
Weighted average shares outstanding:

   Basic and Dilutive                      7,998,052      7,998,052     7,998,052
                                         ===========    ===========   ===========



                                    Pro Forma Statement of Operations Excluding Harrisburg
                                         For the Nine Months Ended June  30, 2006

                                         CONSOLIDATED   HARRISBURG     PRO FORMA

NET SALES                                $     3,533    $     3,406   $       127
                                         -----------    -----------   -----------

COSTS AND EXPENSES
   Cost of sales                               1,725          1,635            90
   Departmental costs                          1,630          1,249           381
   Administrative costs                          360             92           268
                                         -----------    -----------   -----------

                                               3,715          2,976           739
                                         -----------    -----------   -----------

INCOME (LOSS)  FROM OPERATIONS                  (182)           430          (612)
   Equity in income of
        unconsolidated entity                    225             --           225
   Interest expense - parent                    (946)            --          (946)
   Interest expense - other                     (200)            --          (200)
   Other income (expense), net                   117             21            96
                                         -----------    -----------   -----------

NET INCOME (LOSS)                               (986)           451        (1,437)


Preferred dividends                             (104)            --          (104)
                                         -----------    -----------   -----------

Net income (loss) applicable to
     common  shareholders                $    (1,090)   $       451   $    (1,541)
                                         ===========    ===========   ===========
Net income (loss) per share
    applicable to common stockholders:
   Basic and Dilutive                    $     (0.12)   $      0.07   $     (0.19)
                                         ===========    ===========   ===========
Weighted average shares outstanding:

   Basic and Dilutive                      7,998,052      7,998,052     7,998,052
                                         ===========    ===========   ===========


      Regulatory Approvals. The approval of the Susquehanna Area Regional Airport Authority pursuant to which Avflight was granted a non-exclusive license and concession to own and operate a FBO at the Harrisburg International Airport was required as a condition for the sale of the Harrisburg FBO to close. This approval was obtained, and a company affiliated with Avflight entered into a lease agreement with the Authority covering the land on which the FBO is located. There also were several licenses which were transferred from us to Avflight as part of this transaction, including an Federal Communications Commission radio station authorization.

There are no other regulatory or governmental approvals that are required or necessary in connection with the sale of the Harrisburg FBO.

      At the closing of the sale of the Harrisburg FBO, we received $525,000 in cash. In addition, subsequent to closing, Avflight paid over to us the amount of $783, which represented the difference between the receivables owed to us at that facility, together with the value of fuel, oil and supplies we had on hand, minus amounts we owed to Avfuel for fuel delivered to us for which we had not yet paid Avfuel. Avflight also will pay over the amount of $485,000 to us in 20 equal quarterly installments of $24,250, commencing on October 31, 2006, subject to offset for certain enumerated expenses that may be incurred by Avflight during the installment period. In addition, Avflight will pay the amount of $1,600,000 to us within 10 days of the satisfaction of certain conditions enumerated in the agreement that transferred ownership of the Harrisburg FBO to Avflight, including, but not limited to stockholder ratification of the transaction. If we do not provide notice to Avflight that all of the conditions have been met on or before July 25, 2007, however, then Avflight will have no obligation to pay over these additional amounts.

      Purpose of the Ratification Vote. The ratification of the sale of this FBO to Avflight by the stockholders will satisfy a material condition necessary in order for b-Fast to receive the additional $1,600,000 from Avflight. This Item requires only a majority of the Stockholders to vote in favor of the Item for it to pass. As previously mentioned, Transtech is an affiliated entity of certain of our officers and directors. To this day, Transtech continues to be the single largest stockholder in and creditor of our company. As of the record date, Transtech owns 50.89% of our Common Stock and 71.80% of the Series A Stock. We are currently unaware of any reason that b-Fast would not receive the additional monies owed to it by Avflight if the stockholders ratify the sale of the Harrisburg FBO. If the stockholders refuse to ratify the sale of the Harrisburg FBO at the Meeting, it is highly unlikely that b-Fast will ever be paid the additional $1,600,000 by Avflight. Apart from the fact that we will very likely not receive the $1,600,000 that we otherwise would be entitled to, the terms of the sale of the Harrisburg FBO will not be impacted, nor will the sale be undone if the stockholders refuse to ratify the sale of the Harrisburg FBO at the Meeting.

         THE BOARD RECOMMENDS A VOTE "FOR" RATIFICATION OF THE SALE OF
                               THE HARRISBURG FBO
                   TO AVFLIGHT HARRISBURG, AND THE ACTIONS OF
            THE OFFICERS OF B-FAST IN NEGOTIATING AND EXECUTING THE
                               AGREEMENT OF SALE

FINANCIAL DISCLOSURE

      Attached hereto is a copy of our Form 10-KSB, without exhibits, for the fiscal year ended September 30, 2005. Stockholders are strongly encouraged to read this Form 10-KSB. It contains information on our company, prior corporate actions, operations, markets, products and services, as well as our audited financial statements.

OTHER BUSINESS

      The Board does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board, no matters are to be brought before the Meeting except as specified in the notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

MISCELLANEOUS INFORMATION

Stockholder Proposals

      Proposals that stockholders desire to have included in our proxy statement for the 2007 Annual Meeting should be received by us in our offices at 660 Newtown-Yardley Road, Newtown, PA 18940 on or before May 30, 2007. In order to be included in the proxy statement, any such proposal must comply with Rule 14a-8 of Regulation 14A of the Proxy Solicitation Rules of the Securities and Exchange Commission. A stockholder proposal which does not satisfy the notice and other requirements of SEC Rule 14a-8 is not required to be included in our proxy statement and proxy form and may not be presented at the 2007 Annual Meeting.

Expense of Solicitation of Proxies

      The cost of soliciting proxies in the accompanying form, including any and all professional fees paid to attorneys and auditors in connection with the preparation and filing with the SEC of these proxy materials and the financial statements and information included herein and the cost of printing and mailing these proxy materials, will be borne solely by b-Fast. To the extent necessary, in order to assure sufficient representation, b-Fast's directors, officers and regular employees may request the return of proxies personally, or by mail, telephone, telegraph, or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries and other nominees will be requested to forward the soliciting material to each beneficial owner of stock held of record by them. We will reimburse brokerage firms, banks, and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in furnishing proxy materials to certain beneficial owners of our voting stock.

Communication with the Board

      The Meeting provides an opportunity each year for stockholders to ask questions of, or otherwise communicate directly with, members of the Board on appropriate matters. In addition, stockholders may communicate in writing with any particular director, or the directors as a group, by sending such written communication to the Secretary of b-Fast at b-Fast's principal executive office. Copies of written communications received at such address will be provided to the Board or the relevant director unless such communications are considered, in the reasonable judgment of the Secretary, to be inappropriate for submission to the intended recipient(s). Examples of stockholder communications that would be considered inappropriate for submission to the Board include, without limitation, customer complaints, solicitations, communications that do not relate directly or indirectly to our business or communications that relate to improper or irrelevant topics.

Householding of Proxy Materials

      The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially means extra convenience for stockholders and cost savings for companies.

      Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, direct your written request to Investor Relations, b-Fast Corp., 660 Newtown-Yardley Road, Newtown, Pennsylvania 18940. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

Form 10-KSB Exhibits

      Copies of exhibits to SEC Form 10-KSB are available on prepayment of copying charges. Requests and checks, as appropriate, should be addressed to b-Fast Corp., 660 Newtown-Yardley Road, Newtown, Pennsylvania 18940.

                                              BY ORDER OF THE BOARD OF DIRECTORS



                                              PAUL R. SLACK
                                              Secretary

ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THANK YOU FOR YOUR PROMPT ATTENTION TO THIS MATTER.